EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 15, 2005 in the Amendment No. 1 to the Registration Statement (File No. 333-124637) and related Prospectus of Claymore Securities Defined Portfolios, Series 226.

                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP


Chicago, Illinois
June 15, 2005